Irene M. Prezelj
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 330-384-3859

May 31, 2017

TO THE INVESTMENT COMMUNITY:[1]

This Letter provides updates on FirstEnergy Corp.'s Competitive Energy Services segment, which includes FirstEnergy Solutions (FES) and Allegheny Energy Supply (AES), relating to PJM Interconnection capacity auction results and the sale of certain AES and Allegheny Generating Company (AGC) assets.

On May 23, 2017, PJM announced the results of the Base Residual Auction for procuring capacity for the 2020-2021 planning year. FES cleared a total of 7,037 megawatts (MW) with associated capacity revenues of approximately $197 million. One-hundred percent of the nuclear units and a portion of the remaining fleet across all zones cleared as a CP product while a fraction of each remaining unit, totaling 600 MW, did not clear. Sammis units 1-4 and Bay Shore 1 were not bid into the 2020-2021 auction due to their previously announced deactivations. The uncleared MW can be offered into subsequent incremental auctions, be sold to third parties in bilateral transactions or serve as a hedge against future risks such as penalties for non-performance by the portion of the generating units that did clear. The charts below detail the MW cleared by zone in the most recent auction and annual capacity revenues beginning in 2017.

Zone	Cleared Price per MW-day	MW Cleared
ATSI	$76.53	5,133
COMED	$188.12	5
MAAC	$86.04	13
RTO	$76.53	1,886
TOTAL		7,037

$ Millions	2017	2018	2019	2020	2021 (through 5/31)
Capacity Revenues*	$465	$475	$360	$230	$80

*Includes revenues from the results of incremental/transitional capacity auction, bilateral transactions and capacity transfer rights.

The auction clearing price for the 2020-2021 planning year in the ATSI and RTO zones, where the majority of FES generation is located, represents nearly a 25% reduction from the clearing price for the 2019-2020 planning year. FirstEnergy views these low clearing prices, coupled with low energy prices, as unsustainable to support vital coal and nuclear baseload generation in these regions. FirstEnergy continues its efforts to exit commodity-exposed competitive generation markets in order to become a fully regulated company.

[1] Please see the Forward-looking Statements at the end of this Letter.

1

AES cleared a total of 2,749 MW with associated capacity revenues of approximately $76 million. One-hundred percent of every AES generating unit cleared as a CP product with the exception of 7 MW at one unit. The charts below detail the MW cleared by zone in the most recent auction and annual capacity revenues beginning in 2017.

Zone	Cleared Price per MW-day	MW Cleared
PPL	$86.04	38
RTO	$76.53	2,711
TOTAL		2,749

$ Millions	2017	2018	2019	2020	2021 (through 5/31)
Capacity Revenues*	$125	$145	$110	$80	$30

*Includes revenues from the results of incremental/transitional capacity auction, bilateral transactions and capacity transfer rights.

In January 2017, FirstEnergy announced that AES and AGC entered into a purchase agreement to sell 1,572 MW of gas/hydro assets to a subsidiary of LS Power Equity Partners III, LP (LS). The transaction is subject to various closing conditions, including receipt of regulatory approvals and third party consents. The consent of Virginia Electric and Power Company (VEPCO) is needed for the sale of a portion of AGC's interest in the Bath County pumped hydro facility, as well as agreement among AGC, LS and VEPCO with respect to certain amendments to the Bath project agreements. While negotiations among the parties and VEPCO continue, to date no agreement has been reached. On May 24, AES/AGC and LS exercised a provision in the purchase agreement that allows either party to terminate the purchase agreement without penalty after 30 days if, among other things, the parties and VEPCO have not reached agreement on the amendments to the Bath project agreements.

FirstEnergy continues to believe the transaction can be successfully closed, but in the event the purchase agreement with LS is terminated, intends to market these valuable assets to other potential buyers.

<u>Upcoming FirstEnergy Investor Event</u>

J.P. Morgan Energy Conference
June 26-27, 2017
New York City

If you have any questions, please contact me at (330) 384-3859, Meghan Beringer, director of Investor Relations at (330) 384-5832, or Jake Mackin, manager of Investor Relations at (330) 384-4829.

Sincerely,

Irene M. Prezelj
Vice President, Investor Relations

2

3 Forward-looking Statements This Letter includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and possibly FirstEnergy Nuclear Operating Company (FENOC), to restructure its debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES and its subsidiaries and FENOC, related to continued depressed wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and possibly FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC

4 regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated 's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the new federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.